UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As more fully described below under Item 5.07, at the special meeting of stockholders of Fly-E Group, Inc. (the “Company”) held on March 10, 2025 (the “Special Meeting”), the stockholders of the Company approved certain amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). On March 10, 2025, the Company filed with the Secretary of State of the State of Delaware an amendment to the Certificate of Incorporation to increase the authorized shares of common stock of the Company from 100,000,000 shares to 300,000,000 shares and to classify the board of directors of the Company into three classes with staggered three-year terms (the “Amendment”).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 10, 2025, the Company held the Special Meeting. The number of shares of common stock, par value $0.0001 per share, entitled to vote at the Special Meeting was 24,587,500 shares. The number of shares of common stock present or represented by valid proxy at the Special Meeting was 17,445,000 shares. At the Special Meeting, the Company’s stockholders (i) approved and adopted Fly-E Group, Inc. 2024 Omnibus Incentive Plan, as amended, (ii) approved an amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock by a ratio in a range of 1-for-2 to 1-for-15, with such ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of the Special Meeting (the “Reverse Stock Split”), (iii) approved an amendment to the Certificate of Incorporation to increase the authorized shares of common stock of the Company from 100,000,000 shares to 300,000,000 shares, and (iv) approved an amendment to the Certificate of Incorporation to classify the board of directors of the Company into three classes with staggered three-year terms.

The following is a tabulation of the voting on the proposals presented at the Special Meeting:

Proposal No. 1 – The Incentive Plan Proposal

The Fly-E Group, Inc. 2024 Omnibus Incentive Plan, as amended, was approved. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
17,058,641	363,196	23,171	0

Proposal No. 2 – The Reverse Split Proposal

The amendment to the Certificate of Incorporation to effect the Reverse Split was approved. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
17,199,756	226,513	18,739	0

Proposal No. 3 – The Authorized Shares Proposal

The amendment to the Certificate of Incorporation to increase in the authorized shares of common stock of the Company from 100,000,000 shares to 300,000,000 shares was approved. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
17,157,091	278,421	9,496	0

Proposal No. 4 – The Classified Board Proposal

The amendment to the Certificate of Incorporation to classify the board of directors of the Company into three classes with staggered three-year terms was approved. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
17,196,432	220,774	27,802	0

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, effective March 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLY-E GROUP, INC.

Date: March 14, 2025	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

3